Calculation of Filing Fee Tables
S-1
Idaho Copper Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	457(o)			$ 20,879,917.00	0.0001381	$ 2,883.52
Fees to be Paid		Equity	Warrants to Purchase Common Stock	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Shares of Common Stock issuable upon exercise of Warrants	457(o)			$ 26,099,896.25	0.0001381	$ 3,604.40
Fees to be Paid	3	Equity	Underwriter's Warrants to purchase Common Stock	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Shares of Common Stock issuable upon exercise of Underwriter's Warrants	457(o)			$ 1,304,994.82	0.0001381	$ 180.22
Fees Previously Paid	5	Equity	Common Stock, $0.001 par value per share	457(o)			$ 5,750,000.00		$ 794.07
Fees Previously Paid	6	Equity	Common Stock, $0.001 par value per share, underlying Underwriter's Warrants	Other			$ 359,375.00		$ 49.63
Fees Previously Paid	7	Equity	Common Stock, $0.001 par value per share	457(o)			$ 11,500,000.00		$ 1,588.15
Fees Previously Paid	8	Equity	Underwriter's Warrants to purchase Common Stock	Other					$ 0.00
Fees Previously Paid	9	Equity	Common Stock, $0.001 par value per share, underlying Underwriter's Warrants	Other			$ 718,750.00		$ 99.26
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 66,612,933.07		$ 9,199.25
			Total Fees Previously Paid:						$ 2,531.11
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,668.14
Offering Note
[1]	(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (3) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act. (2) Includes shares of common stock that may be issued upon exercise of an option granted to the underwriters to cover over-allotments, if any.

[2]	(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (3) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act. (6) The warrants have an exercise price equal to 125% of the public offering price. The proposed maximum aggregate offering price of the shares underlying the warrants is equal to $26,099,896.25 (which is equal to 125% of the proposed maximum aggregate offering price for the shares of common stock of $20,879,917).

[3]	(4) No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[4]	(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (3) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act. (5) The warrants have an exercise price equal to 125% of the public offering price. The proposed maximum aggregate offering price of the shares underlying the Underwriter's Warrants is equal to $1,304,994.82 (which is equal to 5% of the proposed maximum aggregate offering price for the shares of common stock of $20,879,917 multiplied by 125%).

[5]	(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (3) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act. (2) Includes shares of common stock that may be issued upon exercise of an option granted to the underwriters to cover over-allotments, if any.

[6]	(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (3) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act. (5) The warrants have an exercise price equal to 125% of the public offering price. The proposed maximum aggregate offering price of the shares underlying the Underwriter's Warrants is equal to $1,304,994.82 (which is equal to 5% of the proposed maximum aggregate offering price for the shares of common stock of $20,879,917 multiplied by 125%).

[7]	(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (3) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act. (2) Includes shares of common stock that may be issued upon exercise of an option granted to the underwriters to cover over-allotments, if any.

[8]	(4) No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[9]	(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (3) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act. (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants have an exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares underlying the Underwriter's Warrants is equal to $1,078,125 (which is equal to 5% of the proposed maximum aggregate offering price for the shares of common stock of $17,250,000 multiplied by 125%).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date